Exhibit 4.4

SUPPLEMENTAL INDENTURE FOR THE NOTES

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

GUARANTORS PARTY HERETO

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of July 18, 2012

to

Indenture

Dated as of July 25, 2007

8 7/8% Senior Notes due 2015

This FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 18, 2012, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), the guarantors listed on Schedule I hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”), under the Indenture, dated as of July 25, 2007, as amended to date (the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Company has issued its 8 7/8% Senior Notes Due 2015 (the “Notes”) pursuant to the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”);

WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with the Indenture (including Section 9.02 thereof);

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, (ii) evidence of the consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 9.06 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01 Amendments.

(a) Subject to Section 7.02 hereof, the Indenture is hereby amended by deleting in their entireties Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 5.01(a)(3), 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) of the Indenture.

(b) Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or Clauses and such Sections or Clauses shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.

SECTION 1.02 Amendment of Definitions. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01 Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur.

SECTION 2.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 2.03 No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for the correctness or completeness of the same.

SECTION 2.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Rachel A. Seifert
Name:	Rachel A. Seifert
Title:	Executive Vice President, Secretary & General Counsel

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

[Signature Page to Supplemental Indenture]

SCHEDULE I

Guarantors:

Community Health Systems, Inc.

Abilene Hospital, LLC

Abilene Merger, LLC

Affinity Health Systems, LLC

Affinity Hospital, LLC

Anna Hospital Corporation

Berwick Hospital Company, LLC

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Birmingham Holdings II, LLC

Birmingham Holdings, LLC

Blue Island Hospital Company, LLC

Blue Island Illinois Holdings, LLC

Bluefield Holdings, LLC

Bluefield Hospital Company, LLC

Bluffton Health System, LLC

Brownsville Hospital Corporation

Brownwood Hospital, L.P.

Brownwood Medical Center, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Carlsbad Medical Center, LLC

Centre Hospital Corporation

CHHS Holdings, LLC

CHS Kentucky Holdings, LLC

CHS Pennsylvania Holdings, LLC

CHS Virginia Holdings, LLC

CHS Washington Holdings, LLC

Clarksville Holdings, LLC

Cleveland Hospital Corporation

Cleveland Tennessee Hospital Company, LLC

Clinton Hospital Corporation

Coatesville Hospital Corporation

College Station Hospital, L.P.

College Station Medical Center, LLC

College Station Merger, LLC

Community GP Corp.

Community Health Investment Company, LLC

Community LP Corp.

CP Hospital GP, LLC

CPLP, LLC

Crestwood Hospital, LLC

Crestwood Hospital, LP, LLC

CSMC, LLC

CSRA Holdings, LLC

Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC

Deming Hospital Corporation

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHFW Holdings, LLC

DHSC, LLC

[Schedule I to Supplemental Indenture]

Dukes Health System, LLC

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Evanston Hospital Corporation

Fallbrook Hospital Corporation

Foley Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Frankfort Health Partner, Inc.

Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Hobbs Medco, LLC

Hospital of Barstow, Inc.

Hospital of Fulton, Inc.

Hospital of Louisa, Inc.

Hospital of Morristown, Inc.

Jackson Hospital Corporation (KY)

Jackson Hospital Corporation (TN)

Jourdanton Hospital Corporation

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

Kirksville Hospital Company, LLC

Lakeway Hospital Corporation

Lancaster Hospital Corporation

Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Lexington Hospital Corporation

Longview Clinic Operations Company, LLC

Longview Medical Center, L.P.

Longview Merger, LLC

LRH, LLC

Lutheran Health Network of Indiana, LLC

Marion Hospital Corporation

Martin Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

McNairy Hospital Corporation

MCSA, L.L.C.

Medical Center of Brownwood, LLC

Merger Legacy Holdings, LLC

MMC of Nevada, LLC

Moberly Hospital Company, LLC

MWMC Holdings, LLC

Nanticoke Hospital Company, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

[Schedule I to Supplemental Indenture]

National Healthcare of Newport, Inc.

Navarro Hospital, L.P.

Navarro Regional, LLC

NC-DSH, LLC

Northampton Hospital Company, LLC

Northwest Hospital, LLC

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

Palmer-Wasilla Health System, LLC

Payson Hospital Corporation

Peckville Hospital Company, LLC

Pennsylvania Hospital Company, LLC

Phillips Hospital Corporation

Phoenixville Hospital Company, LLC

Pottstown Hospital Company, LLC

QHG Georgia Holdings II, LLC

QHG Georgia Holdings, Inc.

QHG Georgia, LP

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Massillon, Inc.

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.

QHG of Springdale, Inc.

QHG of Warsaw Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Regional Hospital of Longview, LLC

River Region Medical Corporation

Roswell Hospital Corporation

Ruston Hospital Corporation

Ruston Louisiana Hospital Company, LLC

SACMC, LLC

Salem Hospital Corporation

San Angelo Community Medical Center, LLC

San Angelo Medical, LLC

San Miguel Hospital Corporation

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southern Texas Medical Center, LLC

Spokane Valley Washington Hospital Company, LLC

Spokane Washington Hospital Company, LLC

Tennyson Holdings, LLC

Tomball Texas Holdings, LLC

[Schedule I to Supplemental Indenture]

Tomball Texas Hospital Company, LLC

Tooele Hospital Corporation

Triad Healthcare Corporation

Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-ARMC, LLC

Triad-El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Tunkhannock Hospital Company, LLC

VHC Medical, LLC

Vicksburg Healthcare, LLC

Victoria Hospital, LLC

Victoria of Texas, L.P.

Virginia Hospital Company, LLC

Warren Ohio Hospital Company, LLC

Warren Ohio Rehab Hospital Company, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Weatherford Hospital Corporation

Weatherford Texas Hospital Company, LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System, LLC

West Grove Hospital Company, LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Williamston Hospital Corporation

Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

Youngstown Ohio Hospital Company, LLC

[Schedule I to Supplemental Indenture]